Exhibit 99.1

Genesis Fluid Solutions Holdings, Inc. Announces
Completion of Additional $2.7 Million Equity Financing

Colorado Springs, CO, December 30, 2009 – Genesis Fluid Solutions Holdings, Inc. (GSFL), a designer and developer of waterway restoration and water remediation technology and equipment, today announced the consummation of a financing round with aggregate gross proceeds of $2,687,500. The proceeds from the financing will be used primarily for equipment purchases, repayment of existing indebtedness and general working capital. After accounting for the financings, the Company currently has 17,658,500 shares of common stock outstanding.

Martin Hedley, CEO of the Company, stated “The Company has successfully raised over $6 million of equity financing in the last two months. We are now in a position to begin implementing our business plan in our target market.” Bud Little, CFO of the Company, added “This funding gives us a solid runway from which to grow revenues and purchase related capital equipment.”

About Genesis Fluid Solutions

Genesis Fluid Solutions Holdings, Inc., through its wholly-owned subsidiary, Genesis Fluid Solutions, Ltd. (“Genesis”), is engaged in the design and development of waterway restoration and water remediation technology and equipment for the environmental, mining and paper industries. Genesis holds various United States and international patents and patent applications on water restoration and remediation technology, and seeks to license such technology and equipment to others, as well as to enter into contracts for the performance of water restoration and remediation. For more information about Genesis, visit www.genesisfluidsolutions.com.

Forward Looking Statement Disclaimer

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

For further information, please contact:

Liviakis Financial Communications, Inc.
Investor Relations Contact: John Liviakis
(415) 389-4670   John@Liviakis.com